UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF

THE SECURITIES EXCHANGE ACT OF 1934

Amplitech Group, Inc.
(Exact name of registrant as specified in its charter)

Nevada	92-4566352
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

620 Johnson Avenue Bohemia, NY	11716
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
Common Stock, par value $0.001 per share	The Nasdaq Stock Market LLC
Warrants to purchase shares of Common Stock, par value $0.001 per share	The Nasdaq Stock Market LLC

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c) or (e), check the following box. ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d) or (e), check the following box. ☐

If this form relates to the registration of a class of securities concurrently with a Regulation A offering, check the following box. ☐

Securities Act registration statement or Regulation A offering statement file number to which this form relates: 333-251260

Securities to be registered pursuant to Section 12(g) of the Act: None.

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1. Description of Registrant’s Securities to be Registered.

A description of the securities of AmpliTech Group, Inc., a Nevada corporation (the “Registrant”), to be registered hereunder is set forth under the heading “Description of Securities” in the prospectus constituting a part of the Registrant’s registration statement on Form S-1 (File No. 333-251260), initially filed with the Securities and Exchange Commission (the “Commission”) on December 10, 2020, as subsequently amended, which description is incorporated herein by reference. The description of the Registrant’s securities included in any form of prospectus subsequently filed by the Registrant with the Commission pursuant to Section 424(b) of the Securities Act of 1933, as amended, shall also be deemed to be incorporated herein by reference.

Item 2. Exhibits.

Pursuant to the Instructions as to Exhibits with respect to Form 8-A, no exhibits are required to be filed because no other securities of the Registrant are registered on The Nasdaq Stock Market LLC, and the securities registered hereby are not being registered pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended.

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SIGNATURES

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

AmpliTech Group, Inc.

Date: February 16, 2021	By:	/s/ Fawad Maqbool
	Name:	Fawad Maqbool
	Title:	President

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